Exhibit 10.23

English Translation for Reference Only

LOAN AGREEMENT

Among

CAPITAL ALLY INVESTMENTS LIMITED

(“Borrower”)

and

PYPO DIGITAL COMPANY LIMITED

(“Lender”)

Dated 10 March 2008

This LOAN AGREEMENT (this “Agreement”) is made on 10 March 2008 by and among the following parties:

(A).	CAPITAL ALLY INVESTMENTS LIMITED, a company incorporated under the Laws of the British Virgin Islands (BVI Company No. 1433966) (the “Borrower”); and

(B).	PYPO DIGITAL COMPANY LIMITED, an exempted company incorporated and existing under the Laws of the Cayman Islands (the “Lender”)

The Borrowers and the Lender are each hereinafter referred to individually as a “Party” and collectively as the “Parties”.

The Parties agree as follows:

ARTICLE I.

DEFINITIONS AND INTERPRETATIONS

1.1 Definitions. Unless otherwise provided, the expressions below shall have the following meanings throughout this Agreement:

“Default Interest” shall have the meaning set forth in Section 12.3.

“Encumbrance” shall mean any lien, encumbrance, hypothecation, right of others, proxy, voting trust or similar arrangement, pledge, security interest, collateral security agreement, mortgage, objection, title defect, title retention agreement, option, restrictive covenant, restriction on transfer, right of first refusal or first offer, or any comparable interest or of any nature whatsoever.

“Equity Pledge Agreement” shall have the meaning set forth in Section 2.1.

“Event of Default” shall have the meaning set forth in Section 12.1.

“Final Payment Date” shall have the meaning set forth in Section 5.

“Interests” means 182,700,000 ordinary shares of US$0.0001 each in the Lender;

“Loan” shall have the meaning set forth in Section 3.1.

“Material Adverse Effect” shall mean any change or effect (or aggregation of changes and effects) that is materially adverse to the business, financial condition, assets, liabilities, operations, or prospects of the Borrower.

“Taxes” means all foreign, domestic, national, regional, local income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital profits, lease, withholding, payroll, employment, social, social welfare, excise, severance, stamp, occupation, property, customs, duties, contributions and other taxes, governmental fees and other like assessments and charges of any kind whatsoever, together with all interest, penalties, additions to tax and additional amounts with respect thereto, and the term “Tax” means any one of the foregoing Taxes.

“Term” shall have the meaning set forth in Section 5.

“US$” means United States dollars, the lawful currency of the United States

1.2 Headings. The headings in this Agreement are for convenience only and shall not affect the construction of the Agreement.

1.3 Interpretation. Unless otherwise provided, the words, expressions, and references below shall have the following meanings:

(a) References to the clauses and schedules of this Agreement include any amendments to them that may occur from time to time.

(b) References to this Agreement or any other agreement or document include any amendments, notations, or supplements to the agreements or documents that may occur from time to time.

(c) References to any statute or statutory provision include any amendments, extensions, consolidations, or replacements pertaining to the statute or provision and any statute or provision that amends, extends, consolidates, or replaces the statute or provision, and shall also include any orders, regulations, instruments, or other subordinate legislation made under the relevant statute or provision.

(d) Words denoting the singular include the plural and vice versa.

(e) References to a “Person” include individuals, firms, partnerships, joint ventures, companies, corporations, unincorporated bodies of Persons, states, and any agencies of states and their assigns, transferees, or successors in title.

(f) The words “including” and “in particular” simply illustrate or emphasize certain terms within a provision and they shall not limit any provision in any way.

ARTICLE II.

CONDITIONS PRECEDENT

Notwithstanding any other provision of this Agreement, the Borrower represents and warrants that the conditions listed below are satisfied:

2.1 The Borrower and the Lender have executed and delivered the equity pledge agreement dated 10 March 2008 (the “Equity Pledge Agreement”), irrevocably pledging to the Lender the Interests.

2.2 All the representations and warranties of the Borrower under Section 9 are true, correct and complete.

2.3 The Borrower has not violated the covenants in Sections 10 and 11 of this Agreement, and no event affecting Borrower’s ability to perform its obligations under this Agreement has occurred or is expected to occur.

2.4 The execution and delivery of this Agreement and all other necessary documents have been duly authorized and approved by all necessary corporate action of the Borrower.

ARTICLE III.

LOAN

Subject to the terms of this Agreement and in reliance upon the representations and warranties of the Borrower contained herein, the Lender agrees to make available to the Borrower a loan in the principal amount of US$20,000,000 (the “Loan”).

ARTICLE IV.

INTEREST

Except as set forth in Section 12.3, the Loan under this Agreement shall be interest free.

ARTICLE V.

TERM OF THE LOAN

The term of the Loan shall from the date of this Agreement to 31 December 2008 (the “Final Repayment Date”), which may be extended upon mutual written consent of the Parties (the “Term”).

ARTICLE VI.

REPAYMENT AND PREPAYMENT

6.1 Repayment. The Borrower shall repay the Loan in full on demand and in any event no later than the Final Repayment Date.

6.2 Prepayment. Prepayment shall be at the sole discretion of the Lender. The Borrower shall not make any prepayment without the Lender’s prior written approval.

ARTICLE VII.

CHANGES IN CIRCUMSTANCES

7.1 Illegality. If it is or becomes illegal in Hong Kong or other relevant jurisdictions for the Lender to maintain its commitments or to continue to make the Loan under this Agreement available to the Borrower, the Lender may demand immediate repayment of the principal amount of the Loan and promptly notify the Borrower of such demand. The Borrower shall immediately prepay the principal amount of the Loan to the Lender upon receiving the Lender’s demand for repayment of the Loan.

7.2 Notification. Any notification or demand issued by the Lender under this Section 7 will contain reasonable details, and shall be conclusive and binding upon the Borrower in the absence of any manifest error.

ARTICLE VIII.

EQUITY PLEDGE

As consideration for the Loan contemplated by this Agreement, the Borrower irrevocably and unconditionally pledges the Interests to the Lender pursuant to the Equity Pledge Agreement entered into between the Borrower and the Lender dated of even date herewith.

ARTICLE IX.

REPRESENTATIONS AND WARRANTIES

9.1 Acknowledgement of Reliance. The Borrower hereby acknowledges that the Lender has entered into this Agreement in full reliance upon the representations and warranties made under this Section 9.

9.2 Representations and Warranties. The Borrower represents and warrants to the Lender as follows:

(a) The Borrower has the legal capacity to execute and perform this Agreement. The Borrower has obtained all necessary and proper approvals and authorizations for the execution and performance of this Agreement.

(b) This Agreement constitutes the Borrower’s legal, valid and binding obligations enforceable in accordance with its terms.

(c) The Borrower is not currently engaged in any disputes, litigation, arbitrations, administrative proceedings or any other legal proceeding; nor is the Borrower subject to any potential disputes, litigation, arbitration, administrative proceedings or any other legal proceeding.

(d) The information, exhibits and reports furnished by the Borrower to the Lender in connection with the negotiation and preparation of this Agreement and collateral documents are true and accurate in all material respects. Such information, exhibits and reports are not misleading, do not omit material facts, and the Borrower has made all reasonable inquiries to verify the facts and statements contained therein.

(e) The Borrower has fully disclosed in writing to the Lender all facts relating to the Borrower, which the Borrower knows or should reasonably know are material to the Lender in the context of this Agreement.

(f) There have been no material changes in the legal status or circumstances of the Borrower or any information, exhibits and reports submitted by the Borrower in connection with the negotiation and preparation of this Agreement between the date of the initial disclosures and the date of the execution of this Agreement that the Borrower knows or should reasonably know would adversely affect the Lender’s rights and interests under this Agreement.

(g) There has not been any occurrence of any event that may have a Material Adverse Effect on the Borrower or its business.

9.3 Repetition. The representations and warranties set out in Section 9.2 of this Agreement shall continue after the execution of this Agreement, and shall be deemed to be true and effective throughout the term of this Agreement.

ARTICLE X.

AFFIRMATIVE COVENANTS

During the Term, the Borrower irrevocably covenant to the following:

10.1 The Borrower shall abide by the provisions of this Agreement and perform all obligations hereunder, and refrain from any action or omission that may affect the viability or enforceability of this Agreement or the Equity Pledge Agreement.

10.2 The Borrower shall provide the Lender with all relevant business information and financial condition of the Borrower at the Lender’s request.

ARTICLE XI.

NEGATIVE COVENANTS

11.1 Negative Covenants. The Borrower irrevocably covenants that during the Term of this Agreement, it shall not:

(a) cause the shareholders meeting or the board of directors of the Borrower to approve the merger or consolidation of the Borrower with any Person or business entity of any kind, the acquisition of any business enterprise, or investment in any Person or business enterprise, without the prior written consent of the Lender;

(b) approve, cause or allow the Borrower to declare the bankruptcy, insolvency, liquidation or dissolution of the Borrower without the prior written consent of the Lender; or

(c) act or omit to act in any manner that may have a material impact upon the assets, business and liabilities of the Borrower without the prior written consent of the Lender.

11.2 Lender’s Rights. The Borrower agrees that the rights acquired by the Lender in accordance with this Agreement shall not be interrupted or harmed by him or any of his heirs or representatives through any legal proceedings.

ARTICLE XII.

DEFAULT, RIGHTS AND REMEDIES

12.1 Event of Default. Any of the following shall constitute an event of default (“Event of Default”) under this Agreement:

(a) The Borrower fails to immediately repay the Loan or perform any of their obligations under this Agreement or the Equity Pledge Agreement upon the request of the Lender.

(b) Cross-default:

(i) Any indebtedness of the Borrower is declared or becomes due and payable prior to its maturity;

(ii) Any indebtedness of the Borrower is not paid when due; or

(iii) Any creditor or creditors of the Borrower becomes entitled to declare any such indebtedness due and payable prior to its maturity.

(c) A creditor or holder attaches or takes possession of the assets of the Borrower or causes a distress, execution, sequestration or other process to be levied or enforced against any of the assets of the Borrower.

(d) The declaration of any administrative or judicial proceedings, judgment, order or decisions against the Borrower.

(e) The Borrower stops or suspends payment of his debts or is unable or admits inability to pay his debts as they fall due or commences negotiations with one or more of his creditors with a view to the readjustment or rescheduling of all or part of his indebtedness or proposes or enters into any composition or other arrangement for the benefit of his creditors generally or any class of creditors.

(f) The commencement of any proceedings in relation to the Borrower under any law, regulation or procedure relating to reconstruction or readjustment of debts.

(g) The Borrower take any action, or any legal proceedings are started, or other steps are taken for (i) the Borrower to be adjudicated or found bankrupt or insolvent, (ii) the appointment of a liquidator, administrator, trustee, receiver or similar officer of the Borrower or the whole or any part of their undertaking, assets, rights or revenues, or (iii) the enforcement of any Encumbrance over all or any part of the assets of the Borrower.

12.2 Acceleration. Upon the occurrence of any Event of Default specified in Section 12.1 above, the Loan shall automatically become immediately due and payable together with all Default Interest accrued and all other obligations payable under this Agreement without any notice.

12.3 Default Interest.

(a) Upon the occurrence of any Event of Default, the Borrower shall pay a default interest (“Default Interest”) on the Loan from the date hereof until the date of the occurrence of the Event of Default at a rate of 12% per annum.

(b) For the purpose of this Section 12.3, upon the occurrence of any Event of Default, the Lender will declare in the notice of default the amount of Default Interest and the due date for the payment of the Default Interest.

(c) Any Default Interest payable under this Section 12.3 which is not paid when due according to the notice of default shall be added to the overdue sum and bear Default Interest accordingly.

12.4 Other Remedies. Notwithstanding the remedies provided in Section 12, the Lender may exercise any other remedies which may be available under this Agreement and the Equity Pledge Agreement or the applicable law upon the occurrence of any Event of Default.

ARTICLE XIII.

NOTICES

Each notice or other communication to be given under this Agreement shall be given in written English or Chinese, and shall be made by telex, fax or letter. Each notice, communication or other document to be delivered to any party to this Agreement shall be made or delivered to the party’s address or fax number as set out below:

(a)	To the Borrower:

Address:	48/F, Bank of China Tower
1 Garden Road, Central, Hong Kong
Tel:	(852) 3605 8180
Fax:	(852) 3605 81814
Attention:	Zhang Kuo/Samuel Kong

(b)	To the Lender:

Address:	48/F, Bank of China Tower
1 Garden Road, Central, Hong Kong
Tel:	(852) 3605 8180
Fax:	(852) 3605 81814
Attention:	Zhang Kuo/Fei Dong Ping

ARTICLE XIV.

ASSIGNMENTS AND TRANSFERS

14.1 The Borrower’s Right of Assignment and Transfer. The Borrower shall not assign or delegate their rights and obligations under this Agreement without the Lender’s prior written consent.

14.2 The Lender’s Right of Assignment and Transfer. The Lender may assign any or all of its rights and obligations under this Agreement. Any such assign shall have all of the Lender’s rights and obligations under this Agreement as if it were the original party to this Agreement. If the Lender assigns its rights and obligations under this Agreement, the Borrower shall execute all agreements or other documents necessary to perfect such assignment upon the Lender’s request.

14.3 Successors and Assignees. This Agreement shall be binding upon the Borrower and its successors and any assignees permitted by the Lender, and it shall be enforceable by the Lender and each of its successors and assignees.

14.4 Restructuring. In the event that the Lender is restructured for any reason, the Borrower shall execute a new agreement with the newly restructured Lender on the same terms and conditions as in this Agreement at the request of the Lender.

ARTICLE XV.

CONFIDENTIALITY

15.1 Confidentiality. Each Party hereto agrees to treat information relating to the existence and all material aspects of the transactions contemplated hereby and/or contained herein that is provided to such Party by another Party or its representatives, as confidential information and agrees not to disclose such information to any Person without the prior written consent of the disclosing Party, except that each Party may disclose such confidential information (i) to its attorneys, accountants, advisors and consultants, provided such Persons are subject to confidentiality obligations, (ii) on a need-to-know basis to its affiliates and their employees, officers and directors provided such Persons are subject to confidentiality obligations, (iii) any applicable government authority as required by applicable laws, and (iv) as otherwise required by applicable laws. Prior to any disclosure under (iii) or (iv) above, the disclosing Party shall have notified the other Parties of the disclosing Party’s intention to make such disclosure and the contents thereof.

15.2 Survival. This Section 15 shall survive the expiration of this Agreement.

ARTICLE XVI.

GOVERNING LAW AND SETTLEMENT OF DISPUTES

16.1 Governing Law. This Agreement, including the validity hereof and the rights and obligations of the Parties hereunder, shall be construed in accordance with and governed by the laws of Hong Kong.

16.2 Settlement of Disputes. The Borrower irrevocably agrees for the benefit of the Lender that any legal action or proceeding arising out of or relating to this Agreement may be brought in the courts of Hong Kong and irrevocably submits to the non-exclusive jurisdiction of such courts.

ARTICLE XVII.

AMENDMENTS AND WAIVER

17.1 Amendment. This Agreement shall not be modified or amended without the Lender’s prior written consent.

17.2 No Implied Waivers. The rights of the Lender under this Agreement may be exercised as often as necessary, and such rights are in addition to any rights applicable to the Lender under law, and shall not be waived without the Lender’s prior written consent. The Lender’s delay in exercising any of its rights is not a waiver of such rights.

ARTICLE XVIII.

MISCELLANEOUS

18.1 Taxes. Each Party shall bear its own Taxes (if any) and legal and other costs and expenses, payable in connection with this Agreement and the transactions contemplated hereunder.

18.2 Further Assurance. The Borrower agrees to execute and deliver such further documents and do such other acts and things as the Lender may reasonably request in order to fulfil the obligations of the Borrower under this Agreement and protect the Lender’s interests.

18.3 Entire Agreement. This Agreement and the Equity Pledge Agreement constitute the entire Agreement between the Parties hereto in relation to the Loan and supersede all previous proposals, agreements, or other written or oral communications.

18.4 Termination. This Agreement shall become effective on the date it is executed. This Agreement may be terminated by the Lender at its sole discretion.

18.5 Severability and Replacement. In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their authorised representatives on the date set out above.

Borrower:

CAPITAL ALLY INVESTMENTS LIMITED
for and on behalf of Capital Ally Investment Limited

By:	/s/ Kuo Zhang
Name:	Kuo Zhang
Title:	Director

Lender:

PYPO DIGITAL COMPANY LIMITED
for and on behalf of Pypo Digital Company Limited

By:	/s/ Kong Kam Yu
Name:	Kong Kam Yu
Title:	Director

[Signature Page of Loan Agreement]